Exhibit 10.7
Execution Copy
THIRD AMENDED AND RESTATED VOTING RIGHTS AGREEMENT
This Third Amended and Restated Voting Rights Agreement (the “Agreement”) is entered as of Jan. 23, 2008 between:
HiSoft Technology (Dalian) Co., Ltd. , a wholly foreign-owned enterprise established under the laws of the People’s Republic of China (“PRC”), whose registered office is at No. 33, Lixian Street, Qixianling Industrial Base, Hi-Tech Zone, Dalian, PRC (hereinafter known as “HiSoft”), on one side;
and
the persons listed in Schedule 1 attached hereto (each an “Existing Shareholder”, and collectively, the “Existing Shareholders”); and
Dalian Haihui Sci-Tech Company Limited , a joint stock limited company organized and existing under the laws of the PRC, whose registered office is at No. 35, Lixian Street, Qixianling Industrial Base, Hi-Tech Zone, Dalian, PRC (“Haihui Dalian”), on the other.
The parties to this Agreement are collectively referred to as the “Parties” and individually as a “Party”.
Recitals
WHEREAS, HiSoft, Haihui Dalian, the persons listed in Schedule 2 attached hereto (the “Original Shareholders”) entered into a Second Amended and Restated Voting Rights Agreement on January 23, 2008 (the “Prior Agreement”), under which, among other things, each of the Original Shareholders granted HiSoft full power to exercise his or her voting rights as a record owner of Haihui Dalian, and HiSoft willingly accepted such entrustment;
WHEREAS, as of the date of this Agreement, the Existing Shareholders are the sole record and beneficial owners of Haihui Dalian, holding the shares in Haihui Dalian in the percentages respectively set forth next to their names on Schedule 1 after certain share transfer transactions among the Original Shareholders and the Existing Shareholders;
WHEREAS, each Existing Shareholder is willing to accept the rights and obligations of the Original Shareholders under the Prior Agreement, except as otherwise amended hereby; and
     Now, therefore, in consideration of the foregoing recitals, the premises, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree that the Prior Agreement shall be amended and restated in its entirety as follows:
1.	Voting Rights.

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     1.1 For the effective term of this Agreement, each of the Existing Shareholders hereby irrevocably entrusts HiSoft or persons designated by it, as the Existing Shareholder’s representative, to exercise (or refrain from exercising) all the voting rights to which the Existing Shareholder is entitled as a record owner of Haihui Dalian, in any manner as HiSoft may determine in its sole discretion, pursuant to applicable laws and the articles of association of Haihui Dalian, to the extent allowed under applicable law then in force and the relevant approval/registration authorities.
     1.2 HiSoft hereby accepts the entrustment of the Existing Shareholders as set forth in the Recitals above.
     1.3 Existing Shareholders jointly and severally undertake that each Existing Shareholder will continue to hold at all times during the term of this Agreement all of their current equity ownership interest in Haihui Dalian, except for any of such equity ownership interest transferred pursuant to the Third Amended Equity Acquisition Option Agreement entered into by the Parties on even date hereof (the “Option Agreement”).
     1.4 In case that in respect of any Existing Shareholder any of the above provisions in this Section 1 is unenforceable under PRC law or the enforcement of any of such provisions involves material obstacles, whether in substance or of procedures, such Existing Shareholder shall not vote as a shareholder of Haihui Dalian for any action by or event of Haihui Dalian without prior written consent of HiSoft.
2. Purchase/Repurchase Right for Shares in HiSoft Technology International Limited. To ensure enforcement of this Agreement as intended by the Parties, in the event of any material violation of this Agreement by an Existing Shareholder, Kaiki Inc., a British Virgin Islands company (the “Founder”), provided that the defaulting Existing Shareholder is not a shareholder (either direct or beneficial) of the Founder, and the holders of Series A Preferred Shares, Series A-1 Preferred Shares, and/or Series B Preferred Shares (each an “Investor”) of HiSoft Technology International Limited (“HiSoft Cayman”) shall have the first right to purchase, and HiSoft Cayman shall have the second right to repurchase, up to all the common shares of HiSoft Cayman indirectly owned by such Existing Shareholder through the Founder at the then current par value, exercisable at the discretion of the Founder, the Investors) and/or HiSoft Cayman, as applicable, all subject to the terms and conditions of certain share purchase agreement and certain investors’ rights agreement entered into or to be entered into among the shareholders of HiSoft Cayman and other parties to the extent permitted under applicable law then in force and the relevant approval/registration authorities.
3. Effectiveness and Term. This Agreement shall take effect on the date hereof and shall remain in full force and effect until terminated in writing by the Parties or until the Existing Shareholder has transferred all the shares held thereby of Haihui Dalian to a party in accordance with the Option Agreement or otherwise with the prior written consent of HiSoft.
4. Amendment. This Agreement may only be amended or terminated by written consent of HiSoft and such of the Existing Shareholders holding a majority of the shares in Haihui Dalian.

3rd Amended Voting Rights Agreement	2.

Execution Copy
5. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to this jurisdiction, be ineffective to the extent of such invalidity, illegality to unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
6. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one instrument.
7. Entire Agreement. This Agreement, together with any exhibits attached hereto, constitutes the entire understanding of the parties with respect to the subject hereof, and supersedes all prior oral or written agreements between the Parties.
8. Disputes. The parties shall attempt to settle any dispute arising from the interpretation or performance of this Agreement or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within 30 days after a party requests such consultation, a party may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. There shall be one arbitrator, who shall be mutually agreed by the parties hereto. In the absence of an agreement between the parties on the appointment of the arbitrator, the chairman of CIETAC shall designate the arbitrator. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.
9. Assignment. This Agreement may not be assigned by any Existing Shareholder or Haihui Dalian without the prior written consent of HiSoft. HiSoft may assign this Agreement without the consent of any Existing Shareholder or Haihui Dalian. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
10. Notices. Any and all notices hereunder shall be in writing. A notice shall be deemed effective upon delivery if hand delivered or three (3) business days after deposit with an international courier service or in the mail addressed to the intended recipient at the address set forth herein or otherwise provided by the recipient; if sent by facsimile, it shall be deemed delivered immediately, provided that if it is delivered after 5:00 p.m. on a certain day, it shall be deemed delivered on the next business day.
To HiSoft:
HiSoft Technology (Dalian) Co., Ltd
No. 33 Lixian Street, Hi-Tech Zone, Dalian, China, 116023,
Attn. Ms. Zhang Wei,
Fax: +86-411-84791350
To an Existing Shareholder:
As set forth on Schedule 1 hereof.

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To Haihui Dalian:
Dalian Haihui Sci-Tech Company Limited
c/o HiSoft Technology (Dalian) Co., Ltd.
No. 33 Lixian Street, Hi-Tech Zone, Dalian, China, 116023,
Attn. Ms. Zhang Wei,
Fax: +86-411-84791350
11. Governing Law. This Agreement shall be governed by the laws of the PRC.
[Signature Page Follows]

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Execution Copy

HISOFT:

HiSoft Technology (Dalian) Co., Ltd.
(海辉软件(大连)有限公司)
By: ____________________
Name:
Title:

EXISTING SHAREHOLDERS:

LI Shi(力是)

____
as an individual

ZHANG Xin(张新)

____
as an individual

WANG Jiuchang(王久长)

____
as an individual

HAIHUI DALIAN:

Dalian Haihui Sci-Tech Company Limited
(大连海辉科技股份有限公司)

By: ____________________
Name:
Title:

SIGNATURE PAGE
THIRD AMENDED AND RESTATED VOTING RIGHTS AGREEMENT

3rd Amended Voting Rights Agreement

NOW, IN WITNESS HEREOF, the parties have caused their authorized representatives to execute this Agreement on the date first written above. HISOFT: HiSoft Technology (Dalian) Co. Ltd By: Name: Title: EXISTING SHAREHOLDERS: LI Shi ZHANG Xin as an individual as an individual WANG Jiuchang as an individual HAIHUI DALIAN: Dalian Haihui Sci-Tech Company Limited By: Name: Title:

Execution Copy
SCHEDULE 1
Existing Shareholding Structure of Haihui Dalian
Total Registered Capital: RMB6,909,709

#	Name	Ownership %	Registered Capital	Contact Address
1	Li Shi PRC ID No. 110105196101272110	30%	RMB2,072,913	6/F, Haya Plaza, No. 1, Shangdi East Road, Haidian District, Beijing 100085, China Fax: +86-10-5987-5588

2	ZHANG Xin PRC ID No. 150202197311211218	35%	RMB2,418,398	6/F, Haya Plaza, No. 1 Shangdi East Road, Haidian District, Beijing 100085, China Fax: +86-10-5987-5588

3	WANG Jiuchang PRC ID No. 210211195210265835	35%	RMB2,418,398	No. 33 Lixian Street, Hi-Tech Zone, Dalian, China, 116023, Fax: +86-0411-84791350
3rd Amended Voting Rights Agreement

Execution Copy
SCHEDULE 2
Original Shareholding Structure of Haihui Dalian
Total Registered Capital: RMB6,909,709

#	Name	Ownership %
1	Li Yuanming PRC ID No. 21021119560326581X	96%

2	WANG Xingwei PRC ID No. 210602196308213515	1%

3	TAN Jikui PRC ID No. 210255700720029	1%

4	WANG Zhuohong PRC ID No. 210211196606095822	1%

5	HE Qing PRC ID No. 220203196610013617	1%
3rd Amended Voting Rights Agreement